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                                                                    EXHIBIT 99.3

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                        METAL MANAGEMENT NEW HAVEN, INC.,

                              H. BIXON & SONS, INC.

                                       AND

                                  HARVEY BIXON

                             DATED SEPTEMBER 4, 2003

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                                TABLE OF CONTENTS

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ARTICLE I             DEFINITIONS...............................................................................      1

         1.1      Defined Terms.................................................................................      1

         1.2      Interpretation................................................................................      7

ARTICLE II            PURCHASE AND SALE.........................................................................      7

         2.1      Purchased Assets..............................................................................      7

         2.2      Excluded Assets...............................................................................      8

         2.3      Assignment of Contracts and Permits...........................................................      9

         2.4      Assumed Obligations...........................................................................      9

         2.5      Excluded Liabilities..........................................................................      9

ARTICLE III           PURCHASE PRICE; EARN OUT; RECEIVABLES.....................................................     10

         3.1      Payments at Closing...........................................................................     10

         3.2      Earn Out......................................................................................     10

         3.3      Accounts Receivable...........................................................................     11

         3.4      Allocation of Purchase Price..................................................................     11

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF SELLER AND BIXON........................................     11

         4.1      Corporate Status..............................................................................     11

         4.2      Power and Authority...........................................................................     12

         4.3      Enforceability................................................................................     12

         4.4      No Violation..................................................................................     12

         4.5      Litigation....................................................................................     12

         4.6      Title, Condition, and Adequacy of Purchased Assets............................................     12

         4.7      Operating Assets..............................................................................     13

         4.8      Compliance with Laws..........................................................................     13

         4.9      Labor and Employment Matters..................................................................     13

         4.10     Employee Benefit Plans........................................................................     13

         4.11     Tax Matters...................................................................................     14

         4.12     Permits.......................................................................................     14

         4.13     Customers and Suppliers.......................................................................     14

         4.14     Contracts.....................................................................................     14
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         4.15     Financial Statements..........................................................................     14

         4.16     No Adverse Effect or Changes..................................................................     15

         4.17     Environmental Matters.........................................................................     15

         4.18     Brokerage.....................................................................................     17

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF BUYER...................................................     17

         5.1      Corporate Status..............................................................................     17

         5.2      Corporate Power and Authority.................................................................     17

         5.3      Enforceability................................................................................     18

         5.4      Brokerage.....................................................................................     18

ARTICLE VI            COVENANTS OF SELLER AND BIXON.............................................................     18

         6.1      Implementing Agreement........................................................................     18

         6.2      Consents and Approvals........................................................................     18

         6.3      Preservation of Business......................................................................     18

         6.4      Access to Information and Facilities..........................................................     19

         6.5      Non-Competition...............................................................................     19

         6.6      Tax Matters...................................................................................     20

         6.7      Confidentiality...............................................................................     20

         6.8      Cooperation...................................................................................     21

         6.9      [INTENTIONALLY OMITTED.]......................................................................     21

         6.10     Use of Name...................................................................................     21

         6.11     Discharge of Third Party Liabilities..........................................................     21

         6.12     Consulting Services...........................................................................     21

         6.13     Environmental Matters.........................................................................     22

         6.14     Supplemental Information......................................................................     22

ARTICLE VII           COVENANTS OF BUYER........................................................................     22

         7.1      Implementing Agreement........................................................................     22

         7.2      Consents and Approvals........................................................................     22

         7.3      Confidentiality...............................................................................     23

         7.4      Tax Matters...................................................................................     23

         7.5      Environmental Improvements....................................................................     23
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ARTICLE VIII          CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER..............................................     23

         8.1      Consents and Approvals........................................................................     23

         8.2      Warranties True as of Both Present Date and Closing Date......................................     24

         8.3      Compliance with Agreements and Covenants......................................................     24

         8.4      No Adverse Change or Event....................................................................     24

         8.5      Documents.....................................................................................     24

         8.6      Contaminated Soils............................................................................     24

ARTICLE IX            CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.............................................     24

         9.1      Warranties True as of Both Present Date and Closing Date......................................     24

         9.2      Compliance with Agreements and Covenants......................................................     24

         9.3      Documents.....................................................................................     24

ARTICLE X             CONDITIONS PRECEDENT TO OBLIGATIONS OF BOTH SELLER AND BUYER..............................     25

         10.1     The Obligations of Both Parties...............................................................     25

ARTICLE XI            CLOSING...................................................................................     25

         11.1     Closing Date..................................................................................     25

         11.2     Buyer's Deliveries............................................................................     25

         11.3     Seller's Deliveries...........................................................................     26

ARTICLE XII           INDEMNIFICATION...........................................................................     27

         12.1     Survival......................................................................................     27

         12.2     Indemnification by Seller and Bixon...........................................................     27

         12.3     Special Indemnification with respect to Environmental Matters.................................     28

         12.4     Indemnification by Buyer......................................................................     28

         12.5     Claims........................................................................................     28

         12.6     Notice of Third Party Claims; Assumption of Defense...........................................     29

         12.7     Settlement or Compromise......................................................................     29

         12.8     Failure of Indemnifying Person to Act.........................................................     30

         12.9     Right of Set Off..............................................................................     30

ARTICLE XIII          EMPLOYEES AND BENEFIT PLANS...............................................................     30

         13.1     Employees.....................................................................................     30
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         13.2     Cooperation...................................................................................     31

         13.3     Compliance with Employee Regulations..........................................................     31

ARTICLE XIV           TERMINATION...............................................................................     31

         14.1     Termination...................................................................................     31

         14.2     Notice of Termination.........................................................................     31

         14.3     Effect of Termination.........................................................................     31

ARTICLE XV            GENERAL PROVISIONS........................................................................     31

         15.1     No Public Announcement........................................................................     31

         15.2     Notices.......................................................................................     32

         15.3     Successors and Assigns........................................................................     33

         15.4     Entire Agreement; Amendments..................................................................     33

         15.5     Waivers.......................................................................................     33

         15.6     Expenses......................................................................................     33

         15.7     Partial Invalidity............................................................................     33

         15.8     Execution in Counterparts.....................................................................     34

         15.9     Further Assurances............................................................................     34

         15.10    Governing Law.................................................................................     34

         15.11    Jurisdiction of Disputes; Waiver of Jury Trial................................................     34

         15.12    No Third Party Beneficiaries..................................................................     35

         15.13    Parent Guarantee..............................................................................     35
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                                INDEX OF EXHIBITS

Exhibit A         Form of Assignment and Assumption Agreement
Exhibit B         Form of Bill of Sale
Exhibit C         Form of Escrow Agreement
Exhibit D         Form of Lease
Exhibit E         Form of Opinion of Seller's Counsel

                               INDEX OF SCHEDULES

Schedule 1.1(a)   Industrial Accounts and Dealers
Schedule 1.1(b)   Real Property
Schedule 2.1(a)   Operating Assets
Schedule 2.3(a)   Purchased Contracts
Schedule 2.3(b)   Purchased Permits
Schedule 4.4      Violations, Conflicts and Consents
Schedule 4.5      Existing Litigation and Consent Orders
Schedule 4.6      Exceptions to Title
Schedule 4.8      Compliance with Laws
Schedule 4.9      Employees, Labor and Employment Matters
Schedule 4.10     Employee Benefit Plans
Schedule 4.11     Tax Matters
Schedule 4.12     Permit Matters
Schedule 4.13     Customers and Suppliers
Schedule 4.14     Contracts
Schedule 4.15     Financial Statements
Schedule 4.16     No Adverse Effect or Changes
Schedule 4.17     Environmental Matters

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (this "Agreement") is entered into effective as of September 4, 2003, by and between (i) METAL MANAGEMENT NEW HAVEN, INC., a Delaware corporation ("Buyer"), METAL MANAGEMENT NORTHEAST, INC., a New Jersey corporation ("Parent"), (ii) H. BIXON & SONS, INC., a Connecticut corporation ("Seller"), and (iii) HARVEY BIXON ("Bixon").

                                 R E C I T A L S

         A. Buyer is a wholly-owned subsidiary of Metal Management, Inc., a Delaware corporation ("MTLM").

         B. Seller is engaged in, among other things, the business of buying, processing, recycling and selling obsolete and industrial ferrous and non-ferrous scrap metals at its recycling facility located at 808 Washington, New Haven, Connecticut (the "Business").

         C. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, those assets of Seller identified herein which are used by or useful to Seller in the conduct of the Business, all on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Defined Terms. As used herein, the following terms shall have the following meanings:

         "Accounts Receivable" is defined in Section 2.1(b).

         "Affiliate" shall mean, with respect to any specified Person, any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Allocation Schedule" is defined in Section 3.4.

         "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement, substantially in the form of Exhibit A, to be entered into by Seller and Buyer on or prior to the Closing Date.

         "Assumed Liabilities" is defined in Section 2.4.

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         "Bill of Sale" means the Bill of Sale, substantially in the form of
Exhibit B, to be executed by Seller on or prior to the Closing Date.

         "Bixon Payment" is defined in Section 3.1.

         "Bixon Representations" is defined in the lead-in to Article IV.

         "Business" is defined in the second Recital.

         "Business Day" means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in New York, N.Y. generally are closed for business.

         "Business Employees" is defined in Section 4.9.

         "Buyer Indemnified Party" means Buyer and each of its Affiliates and their respective officers, directors, employees, agents and representatives.

         "Closing" is defined in Section 11.1.

         "Closing Date" is defined in Section 11.1.

         "Closing Payment" is defined in Section 3.1.

         "Code" is defined in Section 4.10(b).

         "Collected Amount" is defined in Section 3.3.

         "Confidential Information" means all secrets, confidential information, customer lists, supplier information, and all other data of or pertaining to the Business that is not and has not become ascertainable or obtainable from public or published information.

         "Connecticut DEP Order" means that certain order, dated July 4, 1984, issued by the State of Connecticut Department of Environmental Protection related to the Real Property, as amended through the date of this Agreement.

         "Contaminated Soils" is defined in Section 6.13.

         "Contract" means any indenture, lease, sublease, license, loan agreement, mortgage, note, indenture, restriction, will, trust, commitment, obligation or other contract, agreement or instrument, whether written or oral.

         "Dealers" means Persons (other than Peddlers and other than Industrial Accounts) which act as dealers or brokers of scrap metals, and demolition contractors, in each case, from which Seller purchases scrap metals in connection with the operation of the Business.

         "Earn Out Payments" is defined in Section 3.2.

         "Earn Out Period" is defined in Section 3.2.

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         "EBITDA" means earnings before interest, taxes, depreciation and amortization, as determined in accordance with GAAP and the reasonable accounting policies of Buyer, consistently applied.

         "Employee Benefit Plans" is defined in Section 4.10(a).

         "Environmental Improvements" is defined in Section 4.17(c).

         "Environmental Law" means any law, statute, regulation, rule, order, consent decree, settlement agreement or governmental requirement, which relates to or otherwise imposes liability or standards of conduct concerning discharges, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes (including medical wastes), substances or materials into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous or toxic wastes (including medical wastes), or Hazardous Substances, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, any other so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other similar federal, state or local statutes.

         "Environmental Permit" means any Permit required by or pursuant to any applicable Environmental Law.

         "Environmental Security Interest" is defined in Section 6.13.

         "Escrow" means the escrow established pursuant to the Escrow Agreement.

         "Escrow Agent" means the bank or trust company selected by Buyer and Seller to hold the Escrow.

         "Escrow Agreement" means the Escrow Agreement, substantially in the form of Exhibit C, to be executed by Buyer, Seller and Escrow Agent on or prior to the Closing Date.

         "ERISA" is defined in Section 4.10(a).

         "Excluded Assets" is defined in Section 2.2.

         "Excluded Liabilities" is defined in Section 2.5.

         "Existing Suppliers" means all (i) Industrial Accounts and Dealers which have sold scrap metals to Seller during the twelve (12) month period preceding the date hereof, a complete and accurate list of which will be delivered by Seller to Buyer prior to the Closing Date and incorporated into this Agreement as Schedule 1.1(a), together with any successor of any of the foregoing and (ii) all Peddlers which sell scrap metals to Buyer during the Earn-out Period, whether or not they have sold scrap metal to Seller during the twelve (12) month period preceding the date hereof. If Schedule 1.1(a) reveals the names of any Industrial Accounts or Dealers that are current suppliers of scrap metals to Buyer (or an Affiliate of Buyer) as demonstrated by the books and records of Buyer (or such Affiliate), then, prior to the Closing,

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Buyer and Seller shall agree on and appropriate methodology for allocating an appropriate percentage of the sales volume from such Industrial Account or Dealer in the calculation of the Earn Out Payments. For the avoidance of doubt, sales from Industrial Accounts or Dealers shall be included in the calculation of the Earn Out Payments whether such sales are made to Buyer or its Affiliates at the Leased Real Property, or elsewhere.

         "Financial Statements" is defined in Section 4.15.

         "GAAP" means generally accepted accounting principles.

         "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Hazardous Substances" means any material or substance that: (i) constitutes a hazardous substance, toxic substance or pollutant (as such terms are defined by or pursuant to any Environmental Law); or (ii) is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any Environmental Law.

         "Hired Employees" is defined in Section 13.1.

         "Indemnified Person" means the Person or Persons entitled to, or claiming a right to, indemnification under Article XII.

         "Indemnifying Person" means the Person or Persons obligated to provide indemnification under Article XII.

         "Industrial Accounts" means Persons (other than Peddlers and other than Dealers) which generate scrap metals as a by-product of their manufacturing activities from which Seller purchases scrap metals in connection with the operation of the Business.

         "Initial Consulting Period" is defined in Section 6.12.

         "Knowledge" is defined as follows for purposes of this Agreement:

                  (a) An individual will be deemed to have Knowledge of a particular fact or other matter if:

                           (i) That individual is actually aware of that fact or matter; or

                           (ii) In light of the circumstances, he should have been aware of the fact or matter.

                  (b) A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of that Person (or in any similar

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         capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (a)(i) and (a)(ii) above).

         "Law" means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

         "Lease" means the lease with respect to the Leased Real Property, substantially in the form of Exhibit D, to be executed by Buyer and Seller on or prior to the Closing Date.

         "Leased Real Property" means that portion of the Real Property, including buildings and fixtures attached thereto, to be leased by Buyer from Seller pursuant to the Lease, as more fully described in the Lease.

         "Lien" means any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, security interest, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

         "Loss" or "Losses" means any and all liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including reasonable attorneys' fees and expenses and costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall include all reasonable attorneys' fees and expenses and costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity.

         "Material Adverse Effect" means an effect (or circumstance involving a prospective effect) on (i) the Business or the Purchased Assets or (ii) the financial condition or prospects of Seller it relates to the Business, in each case which is materially adverse.

         "MTLM" is defined in the first Recital.

         "Operating Assets" is defined in Section 2.1(a).

         "Opinion of Seller's Counsel" means the Opinion of Seller's Counsel, covering those matters set forth on Exhibit E, to be executed by Seller's counsel on or prior to the Closing Date, and containing customary qualifications and limitations.

         "Peddlers" means individuals or sole proprietorships (other than Dealers or Industrial Accounts) from which Seller has historically purchased scrap metals on an ad hoc basis in connection with the operation of the Business, or from which Buyer acquires scrap metals on an ad hoc basis following the Closing in connection with the operation of the Business.

         "Permits" is defined in Section 4.12.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

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         "Purchased Assets" is defined in Section 2.1.

         "Purchased Contracts" is defined in Section 2.3(a).

         "Purchased Permits" is defined in Section 2.3(b).

         "Purchase Price" means the aggregate of (i) $784,000, plus (ii) the Receivables Amount, plus (iii) the Bixon Payment, plus (iv) the aggregate of the Earn Out Payments.

         "Real Property" means the real property, the legal description of which is set forth on Schedule 1.1(b), including all buildings and fixtures attached thereto, located at 808 Washington, New Haven, Connecticut.

         "Receivables Amount" is defined in Section 3.1.

         "Related Agreement" means any Contract which is or is to be entered into at the Closing or otherwise pursuant to this Agreement, including the Supply Agreement, the Assignment and Assumption Agreement, the Bill of Sale, the Escrow Agreement and the Lease. The Related Agreements executed by a specified Person shall be referred to as "such Person's Related Agreements," "its Related Agreements" or another similar expression.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, injecting, depositing, discharging, dumping or leaking into the environment, including surface water, soil or ground water or as otherwise defined under applicable Environmental Law.

         "Remedial Action" shall mean an action required under Environmental Law or by a Governmental Authority to clean up soil, sediment, surface water or ground water, as a result of a Release of Hazardous Substances, including associated action to investigate, monitor, assess and evaluate the extent and severity of any such Release, action taken to remediate any such Release, and the preparation of all reports, studies and analysis or other documents related to the foregoing. "Remedial Action" shall also refer to any judicial, administrative, or other proceeding or investigation related to the foregoing.

         "Representatives" is defined in Section 7.3.

         "Restricted Territory" means a radius of two hundred fifty (250) miles from the City of New Haven, Connecticut.

         "Second Consulting Period" is defined in Section 6.12.

         "Shortfall" is defined in Section 3.3.

         "Supply Agreement" means the Exclusive Supply Agreement, dated the date hereof between Seller, Buyer and Bixon, to be executed concurrently with the execution hereof.

         "Tax Return" means any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.

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         "Tax Warranty" means a representation or warranty in Section 4.11.

         "Taxes" means all taxes, charges, fees, duties (including customs duties), levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, license, payroll, environmental, capital stock, disability, severance, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

         "Third Party Liabilities" is defined in Section 6.11.

         "Title and Authorization Warranty" means a representation or warranty in Section 4.1, 4.2, 4.3, 4.4, 4.6, 5.1, 5.2 or 5.3.

         1.2 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Reference to any Law means as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Articles, Sections, Clauses, Exhibits or Schedules shall refer to those portions of this Agreement, and any underscored references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs. The use of the terms "hereunder", "hereof", "hereto" and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or Clause of or Exhibit or Schedule to this Agreement.

                                   ARTICLE II

                                PURCHASE AND SALE

         2.1 Purchased Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of all Liens, all of the following assets of Seller (collectively, the "Purchased Assets"):

                  (a) Operating Assets. All machinery, equipment, fixtures, furniture, spare parts, tools, supplies, maintenance equipment and supplies and other operating or manufacturing assets used in the Business, including those assets listed on Schedule 2.1(a) (the "Operating Assets");

                  (b) Accounts Receivable. Any and all accounts receivable, trade receivables, notes receivable and other receivables of Seller to the extent related to the sale of scrap

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

         metal to customers of the Business, other than those due from Buyer and its Affiliates (the "Accounts Receivable");

                  (c) Information and Records. All production records, production files, maintenance records and maintenance files, technical information, price lists, marketing information, sales records, customer accounts, lists and files, environmental records and files, copies of tax records, financial records, mailing lists, telephone numbers, subscriber lists, processes, manuals or business procedures, trade secrets, designs, reports, know-how and other proprietary or Confidential Information of Seller used in the Business; and

                  (d)      Trade Name. The trade name "H. Bixon & Sons, Inc.".

         2.2 Excluded Assets. All assets of Seller that are not Purchased Assets shall be retained by Seller and are not being sold or assigned to Buyer hereunder, including the following (collectively, the "Excluded Assets"):

                  (a)      Cash. All cash and marketable securities;

                  (b) Real Property. All real property owned by Seller (including the Real Property) and any and all buildings, fixtures and other structures and improvements situated or located thereon or attached thereto, other than those constituting Operating Assets;

                  (c) Inventories. All of Seller's inventories of scrap metal (the "Inventories");

                  (d) Corporate Records. All corporate minute books, stock record books, originals of tax returns and other financial records, books of account and personnel records;

                  (e) Rights under this Agreement. All of Seller's right, title and interest under this Agreement or any Related Agreement;

                  (f) Tax Benefits. All Benefits and rights of Seller arising under state and federal income tax laws;

                  (g) Accounts Receivable. Any and all accounts receivable, trade receivables, notes receivable and other receivables of Seller that are not Accounts Receivable;

                  (h) Prepaid Assets. All prepaid assets of Seller including utility deposits and prepaid insurance premiums.

                  (i) Loans and Exchanges. All outstanding loans of Seller to Affiliates or employees;

                  (j) Vehicles. All automobiles and other vehicles of Seller to the extent not included in the Operating Assets; and

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                  (k)      Insurance. All insurance policies of Seller including
         life insurance policies (including the cash surrender value thereof).

         2.3 Assignment of Contracts and Permits. Subject to the terms and conditions of this Agreement, Seller shall assign and transfer to Buyer, effective as of the Closing Date, all of Seller's right, title and interest in and to, and Buyer shall take assignment of, only the following (all of which shall be deemed included in the term "Purchased Assets" as used herein):

                  (a) Purchased Contracts. The Contracts of Seller set forth on Schedule 2.3(a) (the "Purchased Contracts"); and

                  (b) Permits. All permits applicable to the Business or otherwise required by any Governmental Authority in connection with the Business, including those set forth on Schedule 2.3(b), to the extent that the same are assignable (the "Purchased Permits").

Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract or any claim or right or any benefit or obligation thereunder or resulting therefrom if an assignment thereof, without the consent of a third party thereto, would constitute a breach or violation thereof. If such a consent is required or if an attempted assignment is for any other reason ineffective, Seller shall cooperate with Buyer in any reasonable arrangement requested by Buyer to provide Buyer the benefits under any such Contracts or Permits.

         2.4 Assumed Obligations. At the Closing, Buyer shall assume, and agree to pay, perform, fulfill and discharge, the following obligations of Seller (the "Assumed Liabilities") which are required to be performed, and which accrue, after the Closing Date under the following Contracts (but not any liabilities of Seller in respect of a breach of or default under such Contracts arising prior to the Closing), to the extent such Contracts, and all rights of Seller thereunder, are effectively assigned to Buyer on the Closing Date pursuant to Section 2.3: (a) the Purchased Contracts and (b) the Purchased Permits.

         2.5 Excluded Liabilities. Buyer shall not assume or be obligated to pay, perform or otherwise discharge any liability or obligation of Seller, direct or indirect, known or unknown, absolute or contingent, not expressly assumed by Buyer pursuant to the Assignment and Assumption Agreement and pursuant to Section 2.4 hereof (all such liabilities and obligations not being assumed being herein referred to as the "Excluded Liabilities"), including: (a) any liabilities in respect of Taxes arising out of or relating to the Business which relate to periods prior to the Closing Date, (b) any costs and expenses incurred incident to Seller's negotiation and preparation of this Agreement and its performance and compliance with the agreements and conditions contained herein, (c) any liabilities with respect to products sold, or committed to be sold, by Seller before or after the Closing, (d) any liabilities arising under Environmental Law, whether arising before or after the Closing, and which are based on actions or events first occurring prior to the Closing Date, including any Release of Hazardous Substances at, on, in or under the Real Property, the off-site transportation, storage, treatment, recycling or disposal of Hazardous Substances by or on behalf of Seller, or any violation of Environmental Law by Seller in connection with the conduct of the Business, (e) any liabilities arising under the accounts payable or trade payables of Seller, (f) liabilities in respect of trade payables for periods prior to the Closing Date, or in respect of loans or other indebtedness of Seller, and (g) any liabilities of

Seller to employees of the Business, including accrued salary and wages, bonuses, profit sharing or other incentive compensation and any related payroll taxes, 401(k) deferrals or matching contributions or related to injuries occurred during any employee's employment with Seller.

                                  ARTICLE III

                      PURCHASE PRICE; EARN OUT; RECEIVABLES

         3.1 Payments at Closing. At the Closing, in consideration for the Purchased Assets and the agreement of Seller pursuant to Section 6.5, Buyer shall pay Seller (or cause to be paid to Seller) an aggregate amount in cash (the "Closing Payment") equal to (a) $784,000 plus (b) 90% of the face value of the Accounts Receivables outstanding as of the close of business on the date immediately preceding the Closing Date that are less than 60 days old as of that date (the "Receivables Amount"). In order to determine the Receivables Amount, Seller shall deliver to Buyer a true and correct listing of the Accounts Receivable (including agings) as of the close of business on the Business Day immediately preceding the Closing Date. In addition, at the Closing, in consideration for the agreement of Bixon pursuant to Section 6.5, Buyer shall pay to Bixon (or cause to be paid to Bixon) an amount equal to $50,000 (the "Bixon Payment"). The Closing Payment and the Bixon Payment shall be paid by Buyer to Seller or Bixon (as applicable) at the Closing by wire transfer of immediately available funds to a bank account pursuant to wiring instructions designated by Seller or Bixon (as applicable) at least three (3) Business Days prior to the Closing Date.

         3.2 Earn Out. As additional consideration for the Purchased Assets, for a period of three years following the first day of the month immediately following the Closing (the "Earn Out Period"), Buyer shall pay to the Escrow Agent or Seller (as set forth below) an amount equal to 25% of the annual EBITDA generated by Buyer after the Closing (whether Buyer is operating out of the Leased Real Property or otherwise) from the Existing Suppliers up to a maximum of $300,000 per year (the "Earn Out Payments"). The amount of each Earn Out Payment shall be determined in accordance with GAAP and MTLM's reasonable standard accounting practices, consistently applied (it being understood that the calculation of EBIDTA for purposes of determining each Earn Out Payment shall include a reasonable allocation of certain general and administrative expenses incurred by Metal Management Northeast, Inc. but shall not include an allocation of any general and administrative expenses incurred by Metal Management, Inc.). The Earn Out Payments, if any, for the first two years of the Earn Out Period shall be paid by Buyer to the Escrow Agent no later than the 45th day after the end of the applicable one-year period. The Earn Out Payment for the third year of the Earn Out Period shall be paid as follows: (a) if at the end of the third year of the Earn Out Period Buyer has asserted a claim for indemnification pursuant to Section 12.3 which has not been resolved (and which claim is in excess of the amount then held in Escrow), then Buyer shall pay to (i) the Escrow Agent the amount of the Earn Out Payment, if any, that is necessary to cause the aggregate amount of the Escrow to equal $600,000 (if the aggregate amount of the Escrow is at such time less than $600,000) and
(ii) Seller the remainder of the Earn Out Payment and (b) if at the end of the third year of the Earn Out Period Buyer has not asserted a claim for indemnification pursuant to Section 12.3 which has not been resolved, then Buyer shall make the final Earn Out Payment directly to Seller. The Earn Out Payments that are paid to the Escrow Agent shall be released from Escrow as and to the extent provided in the Escrow Agreement. Buyer shall provide Seller with reasonable access to those of its books and records which are relevant to the determination of the Earn Out Payments for the purpose of allowing Seller to verify the accuracy of Buyer's determination thereof. It is expressly understood that, subsequent to the Closing, Buyer shall in all respects have complete authority and control over the Business and its manner of operation, including the ability to close or sell all or any portion of the Business and operate the Business in Buyer's sole and absolute discretion without liability of any kind to Seller. Seller's right to receive Earn Out Payments pursuant to this Section 3.2 shall be subject to Buyer's authority, control, ability and discretion contemplated by the previous sentence. Buyer and its Affiliates shall be under no obligation whatsoever to operate the Business subsequent to the Closing in a manner that does not reduce or eliminate the possibility of Seller receiving all or any portion of any Earn Out Payments.

         3.3 Accounts Receivable. If the aggregate amount collected by Buyer with respect to the Accounts Receivable in the first 45 days subsequent to the Closing (the "Collected Amount") is less than the Receivables Amount, then, on the third Business Day following the termination of such 45-day period, Seller shall pay to Buyer the amount of the difference between the Receivables Amount and the Collected Amount (the "Shortfall"). If the Collected Amount is greater than the Receivables Amount, then, on the third Business Day following the termination of such 45-day period, Buyer shall pay to Seller the amount of the excess of the Collected Amount over the Receivables Amount. Bixon unconditionally guarantees the payment to Buyer of the Shortfall. Buyer shall provide Seller with reasonable access to its books and records which are relevant to the collection of the Accounts Receivable in order to permit Seller to verify the amount of the Accounts Receivable which have been collected by Buyer.

         3.4 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets as set forth in a schedule (the "Allocation Schedule") to be prepared by Buyer and delivered to, and approved by, Seller within one hundred twenty (120) days after the Closing Date. The allocation with respect to the Operating Assets shall be based on an appraisal to be obtained from an independent appraiser with expertise in the scrap metal industry to be selected and paid for by Buyer. The Allocation Schedule shall be subject to the approval of Seller. Seller shall sign and submit all necessary forms to report this transaction for federal and state income Tax purposes in accordance with the Allocation Schedule, and shall not take a position for Tax purposes inconsistent therewith.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF SELLER AND BIXON

         As a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller (and, solely as set forth in Sections 4.2, 4.3, 4.4 and 4.18 (collectively, the "Bixon Representations"), Bixon) hereby makes the following representations and warranties to Buyer:

         4.1 Corporate Status. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Connecticut, with all requisite corporate power and authority under the laws of such state to own, lease and operate its properties and to conduct its affairs as now owned, leased and operated. Seller is licensed or qualified to do business and is in good standing in each other jurisdiction where the nature of the properties owned, leased or operated by it and the businesses transacted by Seller require such licensing or qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to Seller's Knowledge, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Seller.

         4.2 Power and Authority. Each of Seller and Bixon has the power and authority to execute and deliver this Agreement and its Related Agreements, to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of Seller and Bixon has taken all action necessary to authorize the execution and delivery of this Agreement and its Related Agreements, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

         4.3 Enforceability. This Agreement and each Related Agreement to which it is a party has been duly executed and delivered by each of Seller and Bixon and constitutes the legal, valid and binding obligation of Seller and Bixon, enforceable against it in accordance with its terms.

         4.4 No Violation. Except as set forth on Schedule 4.4, the execution and delivery of this Agreement and its Related Agreements by Seller and Bixon, the performance by it of its respective obligations hereunder and thereunder and the consummation by it of the transactions contemplated by this Agreement and its Related Agreements will not: (i) contravene any provision of the articles of incorporation or bylaws of Seller; (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against Seller or Bixon (as applicable); (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against Seller or Bixon (as applicable) or the Purchased Assets; (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of Seller or Bixon (as applicable), including the Purchased Assets; or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person.

         4.5 Litigation. Except as set forth on Schedule 4.5, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending or to Seller's Knowledge, threatened against, by or affecting Seller which is related to the Business or any of the Purchased Assets or the Real Property or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby. Except as set forth on
Schedule 4.5, there are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which Seller is or was a party which have not been complied with in full or which continue to impose any material obligations on Seller, in each case, which is related to the Business.

         4.6 Title, Condition, and Adequacy of Purchased Assets. Except as set forth on Schedule 4.6, Seller has good title to all of the Purchased Assets, free and clear of any Liens.

Except as set forth on Schedule 4.6, to the Knowledge of Seller, the tangible Purchased Assets are in similar operating condition (normal wear and tear excepted) to the condition existing on the date of Buyer's inspection thereof which inspection occurred on or about April 29, 2003.

         4.7 Operating Assets. Schedule 2.1(a) sets forth a true, accurate and complete list of all of all machinery, equipment, fixtures, furniture, spare parts, tools, supplies, maintenance equipment and supplies and other tangible assets that are owned by Seller and used in the Business. Seller has delivered to Buyer true, accurate and complete copies of all leases for personal property which is currently leased by Seller.

         4.8 Compliance with Laws. The operation of the Business by Seller complies in all material respects with all Laws applicable to the Business and the Purchased Assets. Except as set forth on Schedule 4.8, during the past three years Seller has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any Laws with respect to the Business or the Purchased Assets, and no proceeding with respect to any such violation is pending or, to Seller's Knowledge, threatened with respect to the Business or the Purchased Assets.

         4.9 Labor and Employment Matters. Schedule 4.9 sets forth an accurate list of the name, address, social security number and current rate of compensation of each of the employees of Seller used in the Business which Buyer has indicated it intends to hire following the Closing (the "Business Employees"). Except as set forth on Schedule 4.9, Seller is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there have been no efforts by any labor union during the twenty-four
(24) months prior to the date hereof to organize any employees of Seller into one or more collective bargaining units. There is no pending or, to Seller's Knowledge, threatened labor dispute, strike or work stoppage which affects or which may affect the Business or which may interfere with its continued operations.

         4.10     Employee Benefit Plans.

                  (a) Employee Benefit Plans. Schedule 4.10 contains a list setting forth each employee benefit plan or arrangement maintained by or contributed to by Seller with respect to employees of the Business, including employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA (collectively, the "Employee Benefit Plans"). A true and correct copy of each of the Employee Benefit Plans and all contracts relating thereto, or to the funding thereof, each as in effect on the date hereof, has been supplied to Buyer.

                  (b) Compliance with Law. Each Employee Benefit Plan has been administered in all material respects in compliance with its terms and with all applicable laws, including ERISA and the Internal Revenue Code of 1986, as amended (the "Code").

         4.11 Tax Matters. Except as set forth in Schedule 4.11: (a) all federal, state, local, and foreign income, corporate and other Tax Returns have been timely filed (or will be timely filed subject to a valid extension received by Seller) for Seller, and all other filings in respect of Taxes have been made for Seller, for all periods through and including the Closing Date as required by applicable Law; all Taxes shown as due on all such Tax Returns and other filings have been paid; and all Taxes which Seller is required by Law to withhold or collect, including sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities or are held in separate bank accounts for such purposes; and (b) Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Code.

         4.12     Permits.

                  (a) Except as set forth on Schedule 4.12, to the Knowledge of Seller, Seller owns, holds or possesses all material governmental licenses, permits, franchises, approvals and other authorizations (collectively, "Permits") that are necessary to entitle it to own, lease, operate and use the Purchased Assets and to conduct the Business as currently owned, leased, operated, used, and conducted.
         Schedule 2.3(b) sets forth a list of each Permit held by Seller as of the date hereof with respect to the Business (and the expiration date of each such Permit).

                  (b) Except as set forth on Schedule 4.12, no notice of cancellation, default or any dispute concerning any Permit, or of any event, condition or state of facts described in the preceding sentence, has been received by Seller. Except as set forth in Schedule 4.12, no Permit will be impaired or in any way affected by the execution and delivery of this Agreement, the Related Agreements, or the consummation of the transactions contemplated hereby or thereby.

         4.13 Customers and Suppliers. Schedule 1.1(a), when delivered will accurately set forth all of the suppliers of scrap metal of the Business, including all peddlers, dealers and industrial accounts that have sold scrap metal to Seller in the twelve (12) month period preceding the date hereof. Seller has not received any indication from any of the material suppliers of scrap metal to the Business to the effect that any such supplier intends to stop, or materially decrease the rate of supplying scrap metals to the Business.

         4.14 Contracts. Schedule 4.14 sets forth all of the Contracts of Seller related to the Business. True and correct copies of the Contracts listed on Schedule 4.14 have been provided to Buyer. Except as set forth on Schedule 4.14, the Contracts listed on Schedule 4.14 have been entered into by Seller in the ordinary course of business and no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by Seller under any Purchased Contract.

         4.15 Financial Statements. Seller has delivered to Buyer the balance sheet and income statements of Seller as of and for the years ended September 30, 2002 and September 30, 2001, and an unaudited balance sheet and income statement of Seller as of and for the six months ended March 31, 2003, copies of which are attached hereto as Schedule 4.15 (collectively, the "Financial Statements"). The Financial Statements (a) were prepared from the books and records of Seller and (b) in all material respects, completely and accurately account for the purchases and sales of Inventories by Seller for the periods covered thereby.

         4.16 No Adverse Effect or Changes. Except as set forth on Schedule 4.16, since December 31, 2002, Seller has conducted the Business in all material respects only in the ordinary course and consistent with past practices. Without limiting the foregoing, except as set forth on Schedule 4.16, since December 31, 2002, Seller has not:

                  (a)      suffered any Material Adverse Effect;

                  (b) suffered any material damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance); or

                  (c) sold, transferred, conveyed, assigned or otherwise disposed of any of its material assets or properties, except sales of inventory or redundant or obsolete equipment in the ordinary course of business and consistent with past practice.

         4.17     Environmental Matters.

                  (a)      Except as set forth on Schedule 4.17:

                           (i) To Seller's Knowledge, Seller is in material compliance with all Environmental Laws, and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a material violation of any Environmental Law or would give rise to any suit or proceeding, or any Lien on any of the assets of Seller under any Environmental Law;

                           (ii) Seller is in possession of all Environmental Permits (copies of which have been provided to Buyer) required for the operation of the Business, and Seller is in material compliance with all of the requirements and limitations included in such Environmental Permits;

                           (iii) To Seller's Knowledge, Seller has never generated, manufactured, used, transported, transferred, stored, handled, treated, discharged, released or disposed or, nor has Seller allowed or arranged for any third parties to generate, manufacture, use, transport, transfer, store, handle, treat, discharge, release or dispose of, Hazardous Substances to or at any location other than a site lawfully permitted to receive such Hazardous Substances for such purposes, nor has Seller performed, arranged for, or allowed by any method or procedure such generation, manufacture, use transportation, transfer, storage, treatment, spillage, leakage, dumping, discharge, release or disposal in contravention of any Environmental Laws. To Seller's Knowledge, Seller has never generated, manufactured, used, stored, handled, treated, discharged, released or disposed of, or allowed or arranged for any third parties to generate, manufacture, use, store, handle, treat, spill, leak, dump, discharge, release or dispose of, any Hazardous Substances upon property currently or previously owned or leased by Seller (including the Real Property), except in accordance with all applicable Environmental Laws and Environmental Permits;

                           (iv) Seller has not within the five-year period preceding the date hereof received any notice from any Governmental Agency or any other person or entity that any aspect of the Business or any of the assets of Seller are, or have been, in violation of any Environmental Law or Environmental Permit, or that Seller is or has been responsible (or potentially responsible) for the cleanup or remediation of any substances at any location (including the Real Property);

                           (v) To Seller's Knowledge, Seller has not at any time deposited or incorporated any Hazardous Substances into, on, beneath or adjacent to any real property ever owned or leased by Seller or any other property (including the Real Property);

                           (vi) Seller has not within the five-year period preceding the date hereof been subject to any, and Seller is currently not subject to any, pending or, to Seller's Knowledge, threatened litigation or proceedings in any forum, judicial or administrative, involving a demand for damages, injunctive relief, penalties, or other potential liability with respect to violation of any Environmental Law or Environmental Permit;

                           (vii) Seller has within the five-year period preceding the date hereof timely filed all reports and notifications required to be filed with respect to all of its assets and the Business, and has generated and maintained all required records and data concerning the Business under all applicable Environmental Laws;

                           (viii) To Seller's Knowledge, no condition has ever existed and no event has ever occurred with respect to any property used in the Business (including the Real Property), or by any direct or indirect subsidiary that was at any time owned by Seller, any predecessor to Seller or any person that is or was an Affiliate of Seller (including any property or subsidiary that has been sold, transferred or disposed of or for which any lease has terminated) that in any case could, with or without notice, passage of time or both, give rise to any present or future liability of Seller pursuant to any Environmental Law, or negatively affect Seller; and

                           (ix) To Seller's knowledge, Seller has never generated, handled, manufactured, treated, stored, used, shipped, transported, transferred, or disposed of, nor has Seller allowed or arranged, by contract, agreement or otherwise, for any third parties to generate, handle, manufacture, treat, store, use, ship, transport, transfer or dispose of, any Hazardous Substances to or at a site which, pursuant to CERCLA or any similar state law, has been placed or been proposed for placement on the National Priorities List or its state equivalent. Seller has not within the five-year period preceding the date hereof received notice, and Seller has no Knowledge of any facts that could give rise to any notice, that Seller is a potentially or actual responsible party for a federal or state environmental cleanup site or for corrective action under any Environmental Law. Seller has not within the five-year period preceding the date hereof submitted or has been required to submit any notice pursuant to Section 103(c) of CERCLA with respect to any property ever owned, leased or used by Seller. Seller has not within the five-year period preceding the date hereof received any written request for information in connection with any federal or state environmental cleanup site, or in connection with any of the real property or premises where Seller has transported, transferred or disposed of Hazardous Substances or other wastes. Seller has not within the five-year period preceding the date hereof been required or has ever undertaken any response or remedial actions or clean-up actions of any kind at the request of any Governmental Agency or at the request of any other third party. To Seller's Knowledge, Seller has no liability under any Environmental Law for personal injury, property damage, natural resource damage, or clean up obligations as a result of its ownership, leasing or use of real property prior to the Closing Date.

                  (b) Schedule 4.17 identifies: (i) all environmental audits, assessments or occupational health studies that were undertaken by Seller or its agents, any Governmental Authority or any third party in the five-year period preceding the date hereof relating to or affecting Seller or any of its assets and (ii) all citations issued under OSHA or similar Laws in the five-year period preceding the date hereof relating to or affecting Seller or any of its assets.

                  (c) Seller has constructed a berm and a roadway (the "Environmental Improvements") at the Real Property in order to comply with the Connecticut DEP Order. The Environmental Improvements (A) were approved by the State of Connecticut Department of Environmental Protection and (B) comply fully with the Connecticut DEP Order and applicable Environmental Laws. Except as set forth on Schedule 4.17, Seller has not incurred any fines or other penalties for failure to comply with the Connecticut DEP Order.

         4.18 Brokerage. No broker or finder has acted directly or indirectly for Seller or Bixon in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by, or on behalf of, Seller or Bixon.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As a material inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer makes the following representations and warranties to Seller:

         5.1 Corporate Status. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         5.2 Corporate Power and Authority. Buyer has, or at the time of Closing will have, the corporate power and authority to execute and deliver this Agreement and its Related Agreements, to perform its obligations hereunder and thereunder, and consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and its Related Agreements by Buyer, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated by this Agreement will and its Related Agreements will not: (i) contravene any provision of the certificate of incorporation or bylaws of Buyer;
(ii) in any material respect violate or conflict with any Law or any arbitration which is either applicable to, binding upon, or enforceable against Buyer; or
(iii) conflict with, result in breach of, or constitute a default (or any event which would, with the passage of time or the giving of notice or both, constitute default) under, or give rise to a right to terminate, amend, modify or accelerate any material Contract.

         5.3 Enforceability. This Agreement and the Related Agreements to which Buyer is a party has been, or will have been at the time of Closing, duly executed and delivered by Buyer and constitutes, or will constitute, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms.

         5.4 Brokerage. No broker or finder has acted directly or indirectly for Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by, or on behalf of, Buyer.

                                   ARTICLE VI

                          COVENANTS OF SELLER AND BIXON

         6.1 Implementing Agreement. Subject to the terms and conditions hereof, Seller shall take all action required of it to fulfill its obligations under the terms of this Agreement and shall otherwise use commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby. Except as otherwise expressly permitted hereby, Seller shall not take any action which would have the effect of preventing or impairing Seller's performance of its obligations under this Agreement.

         6.2 Consents and Approvals. Seller shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby, including all such consents and approvals by each party to any of the Purchased Contracts. Without limiting the foregoing, Seller and Bixon shall provide Buyer with such reasonable assistance as Buyer may request to facilitate Buyer's efforts to obtain zoning approvals/exemptions and other necessary Permits from the City of New Haven to allow the continued operation of a scrap metal recycling business by Buyer on the Leased Real Property following the Closing on substantially the same terms and conditions as have been in place historically in connection with the operation of the Business.

         6.3      Preservation of Business.

         Seller shall, except as otherwise approved by Buyer in writing, after date hereof and prior to the Closing, and except as otherwise permitted by this
Agreement:

                  (a) conduct the Business only in the ordinary course of business consistent with past practice;

                  (b) use commercially reasonable efforts to preserve the Business, the Purchased Assets and its relationships with customers, suppliers and others having business relationships with each of them, and to retain the services of present officers, employees and agents;

                  (c) maintain the operating equipment used in the Business in a similar state of repair (ordinary wear and tear excepted) to the condition thereof at the time of Buyer's inspection thereof;

                  (d) not sell, lease, mortgage, pledge or otherwise dispose of any of the Purchased Assets, and not grant any security interest in any of such assets;

                  (e) do any act or omit to do any act, or permit any act or omission to act, which would cause a material breach of any of the Purchased Contracts or any other Contract or obligation the breach of which could have a Material Adverse Effect;

                  (f) except for increases or changes in the ordinary course of business consistent with past practice and except as required by Law, not increase or otherwise change the rate or nature of the compensation (including wages, salaries, bonuses and other benefits) paid or payable to any of its respective employees; and

                  (g) not enter into any commitment to do any of the foregoing.

         6.4 Access to Information and Facilities. Until the Closing, Seller shall give Buyer and Buyer's representatives access during normal business hours to the Business premises (including the Real Property), and to the books, Contracts, and records of Seller pertaining to the Business, and shall make the officers and employees of Seller available to Buyer and its representatives as Buyer and its representatives shall from time to time reasonably request. Buyer and its representatives shall be furnished with any and all information concerning Seller and the Business which Buyer or its representatives reasonably request.

         6.5      Non-Competition.

                  (a) From and after the Closing Date until five (5) years after the Closing Date, neither Seller nor Bixon shall, and neither Seller nor Bixon shall permit its respective Affiliates or any of its or their respective directors, officers or employees to, directly or indirectly:

                           (i) engage in, control, advise, manage, serve as a director, officer, or employee of, act as a consultant to, receive any economic benefit from or exert any influence upon, any business which conducts activities in the Restricted Territory similar to and /or competitive with the Business;

                           (ii) solicit, divert or attempt to solicit or divert any party who is, was, or was solicited to become, a customer or supplier of the Business at any time prior to the Closing Date;

                           (iii) employ, solicit for employment or encourage to leave their employment with Buyer, any person who is a Hired Employee; or

                           (iv) disturb, or attempt to disturb, any business relationship between any third party and Buyer.

         For purposes of this Section, the term "directly or indirectly" shall include acts or omissions as proprietor, partner, joint venturer, employer, salesman, agent, employee, officer, director, landlord, lender or consultant of, or owner of any interest in, any Person.

                  (b) The restrictions of clause (a) above shall not limit or restrict the right of Seller (or its Affiliates) to (i) sell Inventories that are not purchased by Buyer or (ii) acquire and own, directly or indirectly, less than five percent (5%) of the outstanding shares of any class of securities of any Person registered under
         Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended.

                  (c) In the event of actual or threatened breach of the provisions of this Section 6.5, Buyer, in addition to any other remedies available to it for such breach or threatened breach, including the recovery of damages, shall be entitled to an injunction restraining Seller and Bixon from such conduct.

         6.6 Tax Matters. Seller shall make available to Buyer such records as Buyer may require for the preparation of any Tax Returns or other similar reports or forms required to be filed by Buyer and such records as Buyer may require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or other similar report or form. Any Tax attributable to the sale or transfer of the Purchased Assets shall be paid by Seller, including any tax, if any, attributable to bulk sales of assets or sales of assets outside the ordinary course of business. Moreover, Seller shall comply with the requirements, if any, of applicable tax Law governing bulk sales of assets or sales of assets outside the ordinary course of business and shall provide evidence to Buyer prior to Closing that all required filings have been made and certification from the relevant taxing governmental authorities that there is no tax liability to which Buyer may be subject under such Laws.

         6.7 Confidentiality. Except as required by Law or any Governmental Authority, after the Closing, Seller shall maintain all Confidential Information (other than such Confidential Information which after the Closing is received from a third party (provided such third party is not known by Seller to be bound by an obligation of secrecy)) in strict confidence in accordance with the procedures it uses to protect its own information of a similar nature and shall not use any such Confidential Information for any purpose. Notwithstanding the foregoing, any party to this Agreement (and each employee, agent or representative of the foregoing) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Buyer or Seller relating to such tax treatment and tax structure except to the extent maintaining such confidentiality is necessary to comply with any applicable federal or state securities Laws (provided, however, that such disclosure may not be made until the earlier of the date of the public announcement of discussions relating to the transaction contemplated hereby, the date of the public announcement of the transaction contemplated hereby, or the date of the execution of this Agreement).

         6.8 Cooperation. Prior to the Closing, Seller shall cooperate with Buyer and shall take all actions reasonably requested by Buyer to ensure a smooth transition of the customers of the Business from Seller to Buyer, including participating in joint marketing efforts, allowing access to communications channels with such customers, and providing information regarding such transition to such customers. Seller shall use commercially reasonable efforts to persuade its existing customers and suppliers to transfer to Buyer the business previously conducted with Seller.

         6.9      [INTENTIONALLY OMITTED.]

         6.10 Use of Name. On or before the Closing Date, Seller shall (a) amend its governing documents and take all other actions necessary to change its name to one sufficiently dissimilar to "H. Bixon & Sons, Inc." to avoid confusion in Buyer's reasonable judgment and (b) take all actions requested by Buyer to enable Buyer to register the assumed name "H. Bixon & Sons", and to use such name as assumed name in each jurisdiction in which Seller presently conducts the Business. From and after the Closing Date, Seller and its Affiliates shall not directly or indirectly use in any manner any trade name, trademark, service mark or logo used by the Business or any work or logo that is similar in sound or appearance to "H. Bixon & Sons".

         6.11 Discharge of Third Party Liabilities. Subsequent to the Closing, Seller shall, consistent with its past practices, discharge all of the valid and enforceable third party claims included in the Excluded Liabilities owed to third parties (the "Third Party Liabilities") promptly after such Third Party Liabilities become due. Notwithstanding the foregoing, Seller agrees to discharge all of the Third Party Liabilities within sixty (60) days of the Closing Date. Bixon agrees to fully and unconditionally guaranty the obligations of Seller set forth in this Section 6.11. Pursuant to the previous sentence, if all of the Third Party Liabilities are not discharged by Seller within sixty
(60) days of the Closing Date, Bixon shall, promptly after the expiration of such sixty-day period, discharge such Third Party Liabilities on behalf of Seller. Seller or Bixon, as applicable, shall provide evidence to Buyer of the discharge of the Third Party Liabilities promptly after receiving a request for such evidence from Buyer.

         6.12 Consulting Services. For a period of nine (9) weeks from the Closing Date (the "Initial Consulting Period"), Bixon shall act as a consultant to Buyer and its Affiliates (including MTLM) for purposes of ensuring an efficient transfer of the Purchased Assets. Bixon's duties as a consultant during the Initial Consulting Period shall include (a) assisting with the transition of customer accounts from Seller to Buyer, (b) assisting with the collection of the Accounts Receivable and (c) such other duties as are reasonably requested by Buyer and its Affiliates. During the Initial Consulting Period, Bixon shall provide no more than 40 hours per week of consulting services to Buyer and its Affiliates. Buyer shall pay Bixon $1,500 per week for the consulting services rendered during the Initial Consulting Period. In addition, for a period of four (4) months commencing at the end of the Initial Consulting Period (the "Second Consulting Period"), Bixon shall provide consulting services to Buyer and its Affiliates (including MTLM) during normal business hours upon the reasonable request of Buyer and its Affiliates. Bixon's duties as a consultant during the Second Consulting Period shall include (a) assisting with the transition of customer accounts from Seller to Buyer, (b) assisting with the operation of the Business and (c) such other duties as are reasonably requested by Buyer and its Affiliates. Buyer shall not compensate Bixon for the consulting services rendered during the Second Consulting Period.

         6.13 Environmental Matters. Prior to the Closing, Seller shall cooperate with Buyer and take all actions requested by Buyer in order for Buyer to obtain a fully perfected first Lien on the Real Property for purposes of securing Seller's indemnification obligations set forth in Section 12.3 (the "Environmental Security Interests"). The cost and expenses associated with filing such first priority Lien shall be paid by Buyer. In the event that, prior to the Closing, Seller is unable to secure the discharge of the Lien of its senior lenders on the Real Property, the Closing shall nonetheless take place (assuming other conditions have been satisfied), and Seller and Bixon agree to use their best efforts to discharge such Lien following the Closing including, applying the proceeds of sales of Inventory to discharge the indebtedness secured thereby. If such indebtedness has not been discharged on or prior to the date which is sixty (60) days following the Closing, Buyer may make rent payments under the Lease directly to Seller's senior lenders until the indebtedness to the senior lenders is discharged. Seller shall not sell all or any portion of the Real Property during the time Buyer or any Affiliate of Buyer operates thereon. As soon as reasonably practicable following the date hereof, and prior to the Closing, Seller shall remove and properly dispose of (in accordance with applicable Environmental Law) all soils that have been identified as having been contaminated and that are located at the Real Property (the "Contaminated Soils"). Subsequent to the Closing, Seller shall maintain the portion of the Environmental Improvements that are not located on the Leased Real Property in accordance with the Connecticut DEP Order and applicable Environmental Laws.

         6.14 Supplemental Information. From time to time prior to the Closing, Seller shall promptly disclose in writing to Buyer (a) any matter hereafter arising or discovered which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to Buyer or which would render inaccurate any of the representations, warranties or statements set forth in Article IV hereof and (b) the occurrence of any fact or event that constitutes, or could reasonably be expected to result in, a breach of this Agreement. No information provided to a party pursuant to this Section
6.14 shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement.

                                  ARTICLE VII

                               COVENANTS OF BUYER

         Buyer agrees to perform each of the following covenants:

         7.1 Implementing Agreement. Subject to the terms and conditions hereof, Buyer shall take all action required of it to fulfill its obligations under this Agreement and shall use commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby.

         7.2 Consents and Approvals. Buyer shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance of its respective obligations under this Agreement and the consummation of the transactions contemplated hereby. Buyer shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made prior to the Closing Date by or on behalf of Buyer or any of its respective Affiliates pursuant to any applicable Law or Contract in connection with this Agreement and the transactions contemplated hereby. Without limiting the foregoing, Buyer shall promptly file with the City of New Haven such applications and supporting documentation as are required for the issuance in favor of Buyer of such zoning approvals/exemptions and any such additional Permits as may be required to allow Buyer to continue to operate a scrap metal recycling business on the Lease Real Property following the Closing on substantially the same terms and conditions as have been in place historically in connection with the operation of the Business.

         7.3 Confidentiality. Except as required by Law or any Governmental Authority, prior to the Closing, Buyer and its directors, officers, employees, and outside advisors (its "Representatives") shall maintain all Confidential Information (other than such Confidential Information which (a) has been received from a third party, (b) was in Buyer's or any of its Representative's possession prior to disclosure thereof to Buyer or its Representatives in connection with this Agreement, or (c) was independently developed by Buyer or its Representatives) in strict confidence in accordance with the procedures it uses to protect its own information of a similar nature. In the event that this Agreement is terminated prior to the Closing, upon Seller's written request, Buyer and its Representatives shall return to Seller all such Confidential Information. Prior to providing Confidential Information to any Representatives (other than legal advisors), Buyer shall advise such Representatives of the confidential nature of such information and of the obligation to maintain the confidentiality thereof.

         7.4 Tax Matters. Buyer shall make available to Seller such records as Seller may require for the preparation of any Tax Returns or other similar reports or forms required to be filed by Seller and such records as Seller may require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or other similar report or form.

         7.5 Environmental Improvements. During the term of the Lease, Buyer shall maintain the portion of the Environmental Improvements that are located on the Leased Real Property in accordance with the Connecticut DEP Order and applicable Environmental Laws.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT
                             TO OBLIGATIONS OF BUYER

         The obligations of Buyer under Articles II and III of this Agreement are subject to the satisfaction or waiver by Buyer of the following conditions precedent on or before the Closing Date:

         8.1 Consents and Approvals. Buyer shall have received written evidence satisfactory to it that (a) all consents and approvals required for the consummation of the transactions contemplated hereby for the ownership by Buyer of the Business and the Purchased Assets, and the operation by Buyer of the Business and the Purchased Assets, have in each case been obtained, including any consent required by the senior lenders in connection with the Environmental Security Interests; (b) all required filings have been made; (c) all Permits necessary or desirable for Buyer to operate the Business subsequent to the Closing (including all Permits set forth on Schedule 2.3(b)) shall have been transferred to or obtained by Buyer (without imposing on Buyer restrictions or limitations which are more onerous than those restrictions or limitation which currently apply to the operation of the Business); and (d) all Liens have been removed from the Purchased Assets.

         8.2 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Seller contained herein shall have been true, accurate and correct on and as of the date of this Agreement, and shall also be true, accurate and correct on and as of the Closing Date, with the same force and effect as though made by Seller on and as of the Closing Date.

         8.3 Compliance with Agreements and Covenants. Seller shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

         8.4 No Adverse Change or Event. No event shall have occurred which would reasonably be expected to have a Material Adverse Effect.

         8.5 Documents. Buyer shall have received all of the agreements, documents and items specified in Section 11.3.

         8.6 Contaminated Soils. Seller shall have removed the Contaminated Soils from the Real Property in compliance with applicable Environmental Law.

                                   ARTICLE IX

                              CONDITIONS PRECEDENT
                            TO OBLIGATIONS OF SELLER

         The obligations of Seller under Article II of this Agreement are subject to the satisfaction or waiver by Seller of the following conditions precedent on or before the Closing Date:

         9.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Buyer contained herein shall have been true, accurate and correct on and as of the date of this Agreement, and shall also be true, accurate and correct on and as of the Closing Date with the same force and effect as though made by Buyer on and as of the Closing Date.

         9.2 Compliance with Agreements and Covenants. Buyer shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

         9.3 Documents. Seller shall have received all of the agreements, documents and items specified in Section 11.2.

                                    ARTICLE X

                              CONDITIONS PRECEDENT
                     TO OBLIGATIONS OF BOTH SELLER AND BUYER

         10.1 The Obligations of Both Parties. The obligations of Seller under Article II and Buyer under Article II and Article III of this Agreement are subject to the satisfaction of the following further conditions precedent on or before the Closing Date:

                  (a) No action, suit or proceeding by any Governmental Authority or other Person shall have been instituted which, in the reasonable opinion of Buyer or Seller, as the case may be, could result in significant damages to Seller, Buyer or the Business in respect of this Agreement or the consummation of the transactions contemplated hereby (with Buyer and Seller agreeing to use commercially reasonable efforts to have such action, suit or proceeding dismissed).

                  (b) No injunction, restraining order or decree of any Governmental Authority shall exist against Buyer, Seller or any of their respective Affiliates, or any of the shareholders, officers or directors of any of them, that restrains, prevents or would reasonably be expected to have a material adverse effect on the ability of Buyer or Seller to consummate the transactions contemplated hereby (with Buyer and Seller agreeing to use commercially reasonable efforts to have such injunction, order or decree removed).

                                   ARTICLE XI

                                     CLOSING

         11.1 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall be consummated on October 8, 2003, or such later date as may be mutually agreed upon by the parties, effective at 12:01 a.m., at the offices of Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, Illinois 60603, or at such other place as shall be agreed upon by Buyer and Seller. The time and date on which the Closing is actually held is referred to herein as the "Closing Date."

         11.2 Buyer's Deliveries. At the Closing, in addition to any other documents or agreements required under this Agreement, Buyer shall deliver to Seller or Bixon, as applicable, the following:

                  (a)      The Closing Payment and the Bixon Payment pursuant to
         Section 3.1;

                  (b) A certificate of the Secretary or an Assistant Secretary of Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to Seller, as to: (i) the resolutions of the Board of Directors of Buyer, authorizing the execution and performance of this Agreement, the Related Agreements and the transactions contemplated thereby; and (ii) incumbency and signatures of the officers of Buyer, as applicable, executing this Agreement and the Related Agreements;

                  (c) A certificate, dated the Closing Date, of an executive officer of Buyer, certifying as to compliance by Buyer with Sections 9.1 and 9.2;

                  (d) The Assignment and Assumption Agreement, duly executed by Buyer;

                  (e)      The Lease, duly executed by Buyer;

                  (f) The Escrow Agreement, duly executed by Buyer and Escrow Agent; and

                  (g) Such other documents as Seller may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer.

         11.3 Seller's Deliveries. At Closing, Seller shall deliver to Buyer all of the following:

                  (a) A certificate of the Secretary or an Assistant Secretary of Seller, dated the Closing Date as to: (i) the bylaws of Seller; (ii) the resolutions of the Board of Directors and the shareholders of Seller authorizing the execution and performance of this Agreement, the Related Agreements and the transactions contemplated thereby; and (iii) incumbency and signatures of the officers of Seller executing this Agreement and the Related Agreements;

                  (b) The long-form certificate of incorporation or similar instrument of Seller, certified by the Connecticut Secretary of State, and dated no more than ten (10) calendar days prior to the Closing Date;

                  (c) A Certificate of Legal Existence for Seller, issued by the Connecticut Secretary of State and each jurisdiction in which Seller is qualified to conduct business as a foreign corporation, and dated not more than ten (10) calendar days prior to the Closing Date;

                  (d) A certificate, dated the Closing Date, of an executive officer of Seller, certifying the compliance by Seller with Sections 8.2 and 8.3;

                  (e)      The Bill of Sale, duly executed by Seller;

                  (f) The Assignment and Assumption Agreement, duly executed by Seller;

                  (g)      The Lease, duly executed by Seller;

                  (h)      The Escrow Agreement, duly executed by Seller;

                  (i) The Opinion of Seller's Counsel, duly executed by Seller's counsel;

                  (j) Evidence of the consents, waivers or approvals required in this Agreement to be obtained by Seller with respect to the Purchased Assets or the consummation of the transactions contemplated by this Agreement;

                  (k) UCC-3 termination statements or other applicable releases or other documentation relating to any Liens on the Purchased Assets;

                  (l) Evidence, satisfactory to Buyer, that the Liens represented by the Environmental Security Interests are fully perfected; and

                  (m) Such other bills of sale, assignments and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer.

In addition to the above deliveries, Seller shall take all steps and actions as Buyer may reasonably request or as may otherwise be necessary to put Buyer in actual possession or control of the Purchased Assets.

                                  ARTICLE XII

                                 INDEMNIFICATION

         12.1 Survival. The representations and warranties of the parties contained in Articles IV and V shall survive the Closing for a period of eighteen (18) months, except that (i) Tax Warranties shall survive until the expiration of the applicable statute of limitation for Taxes, and (ii) Title and Authorization Warranties shall survive for five (5) years.

         12.2 Indemnification by Seller and Bixon. Seller and, solely with respect to Section 12.2(a), Bixon, jointly and severally, shall indemnify the Buyer Indemnified Parties against, and hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following:

                  (a) any breach of or any inaccuracy in any representation or warranty made by Seller in this Agreement or any document delivered at the Closing; provided that (i) except for breaches of or inaccuracies in Tax Warranties or Title and Authorization Warranties, a notice of the Buyer Indemnified Party's claim shall have been given to Seller not later than the close of business on the third anniversary of the Closing Date, and (ii) in the case of a Tax Warranty and the Title and Authorization Warranties, a notice of the Buyer Indemnified Party's claim shall have been given to Seller not later than the end of the period specified in Section 12.1; and provided, further, that (i) in order for Bixon to have an obligation to indemnify Buyer pursuant to this Section 12.2(a) for a breach of any representation or warranty other than a Bixon Representation, Bixon shall have had Knowledge of the facts or circumstances giving rise to the breach of the representation or warranty at issue and (ii) Bixon, individually, shall have no obligation to indemnify Buyer pursuant to this Section 12.2(a) with respect to any breach of or any inaccuracy in any representation or warranty set forth in Section 4.17 of this Agreement;

                  (b) any breach of or failure by Seller to perform any covenant or obligation of Seller set out or contemplated in this Agreement or any Related Agreement or any document delivered at the Closing;

                  (c)      the Excluded Assets or the Excluded Liabilities; or

                  (d) any liabilities or obligations resulting from the operation of the Business by Seller prior to the Closing Date (including any liabilities or obligations related to Seller's ownership and/or use of real property prior to the Closing Date or the failure by Seller to maintain the Environmental Improvements in accordance with the DEP Order), unless such liability or obligation would constitute an Assumed Liability or an Environmental Liability.

         12.3 Special Indemnification with respect to Environmental Matters. In addition, and not in limitation of, the indemnification obligations set forth in Section 12.2, Seller shall indemnify the Buyer Indemnified Parties against, and hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any Remedial Action resulting from actions, or events, including a Release of Hazardous Substances, first occurring prior to the Closing. Notwithstanding the foregoing, Losses incurred by Buyer with respect to Remedial Actions shall not include any allocation of salary or benefits of any employees of Buyer or any of its Affiliates or other general and administrative costs and expenses of Buyer. Without limiting any other remedies available to the Buyer Indemnified Parties pursuant to this Agreement or otherwise, the Buyer Indemnified Parties may seek satisfaction of Seller's indemnification obligations pursuant to this Section
12.3 from (a) the Escrow and (b) if the funds in the Escrow are depleted, the Environmental Security Interests.

         12.4 Indemnification by Buyer. Buyer shall indemnify Seller and each of its Affiliates, officers, directors, employees, agents and representatives against, and hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following:

                  (a) any breach of or any inaccuracy in any representation or warranty made by Buyer in this Agreement or any Related Agreement or any document delivered at the Closing; or

                  (b) any breach of or failure by Buyer to perform any covenant or obligation of Buyer set out or contemplated in this Agreement or any Related Agreement or any document delivered at the Closing.

         12.5     Claims. The provisions of this Section shall be subject to
Section 12.6. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, the Indemnified Person shall promptly give notice to the Indemnifying Person (and, if the claim is pursuant to Section 12.3, the Escrow Agent) of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article XII, except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within thirty (30) calendar days of receiving notice thereof, the Indemnified Person shall be entitled to recover promptly from the Indemnifying Person (and, if the claim is pursuant to Section 12.3, the Escrow Agent) the amount of such claim (but such recovery shall not limit the amount of any additional indemnification to which the Indemnified

Person may be entitled pursuant to Section 12.2, 12.3 or 12.4) and no later objection by the Indemnifying Person shall be permitted. If the Indemnifying Person agrees that it has an indemnification obligation, but objects that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover promptly from the Indemnifying Person (and, if the claim is pursuant to Section 12.3, the Escrow Agent) the lesser amount, without prejudice to the Indemnified Person's claim for the difference.

         12.6 Notice of Third Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person (and, if the claim is pursuant to Section 12.3, the Escrow Agent) of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article XII, except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense (a) participate in the defense of any claim, suit, action or proceeding, and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification pursuant to Section 12.2, 12.3 or 12.4 for all Losses arising out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding, and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

         12.7 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in Section 12.6 shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent. The Indemnified Person shall give the Indemnifying Person at least thirty (30) calendar days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such

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

claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

         12.8 Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

         12.9 Right of Set Off. In the event a Buyer Indemnified Party is entitled to receive any amount from Seller under this Agreement, including any indemnification payment under this Agreement, then, without limiting Buyer's rights to seek any recovery against Seller or Bixon directly, Buyer shall be entitled to recover all or any portion of such amount by setting off all or any portion of such amount against (i) any amount owing by Buyer to Seller under the Lease or (ii) any Earn Out Payment owing by Buyer hereunder.

                                  ARTICLE XIII

                           EMPLOYEES AND BENEFIT PLANS

         13.1 Employees. Seller shall make the Business Employees available to Buyer for interviews promptly following the date hereof. On or prior to the Closing Date, Buyer shall give notice to Seller of those Business Employees, if any, to whom it intends to offer employment effective as of the day after the Closing Date. The employees not included in the notice shall not be offered employment by Buyer. Effective as of the Closing Date, Buyer shall make offers of employment to each employee, if any, listed in the notice on MTLM's standard employment terms and conditions (including non-compete terms ) as Buyer shall determine in its sole discretion. Nothing in this Section 13.1 shall obligate Buyer to offer employment to any Business Employee in the identical job or with identical responsibilities as such employee was employed by Seller. Each employee who accepts Buyer's offer of employment and becomes an employee of Buyer as of the day following the Closing Date (a "Hired Employee") shall, for periods thereafter, be subject to such terms and conditions of employment as determined by Buyer in its sole discretion. Seller shall cooperate in good faith with Buyer in Buyer's efforts to employ all employees to whom Buyer makes an offer of employment in accordance with this Section 13.1. With respect to all Hired Employees, Seller shall be solely responsible for and shall pay:

                  (a) all wages, bonuses, vacation pay, pay for other compensated absences and other remuneration (including discretionary benefits) earned or accrued by each employee as of the close of business on the Closing Date;

                  (b) workers' compensation claims or amounts payable in connection with or arising out of events occurring on or prior to the Closing Date; and

                  (c) all severance payments (if any) due to any employees arising out of any agreement providing for severance payments in connection with any change of control or other similar event, regardless of whether such employees are subsequently employed by Buyer.

         13.2 Cooperation. Seller and Buyer shall cooperate, both before and after the Closing Date, in exchanging information including permanent employment records, benefits information, salary and compensation records and other data related to employees, and in taking other actions related to the transfer of employment of the Hired Employees so as to ensure an orderly transition of the Hired Employees from Seller to Buyer.

         13.3 Compliance with Employee Regulations. Seller shall comply with all applicable Laws and collective bargaining agreements, if any, requiring notification and consultation with employees with respect to the transactions contemplated hereby.

                                   ARTICLE XIV

                                   TERMINATION

         14.1 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated:

                  (a) at any time prior to the Closing Date, by mutual written consent of all of the parties hereto;

                  (b) at any time prior to the Closing Date, by Buyer in the event of a material breach by Seller of any provision of this Agreement;

                  (c) at any time prior to the Closing Date, by Seller in the event of a material breach by Buyer of any provision of this Agreement; or

                  (d) at any time after November 10, 2003, by either Buyer or Seller.

         14.2 Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 14.1 shall give notice of such termination to the other parties to this Agreement.

         14.3 Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Article XIV, all further obligations of the parties under this Agreement (other than Sections 7.3, 15.1 and 15.6) shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its breach of any provision of this Agreement.

                                   ARTICLE XV

                               GENERAL PROVISIONS

         15.1 No Public Announcement. No party hereto, without the approval of the other parties hereto, shall make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by Law, in which case the other parties shall be advised and the parties shall use commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not: (i) preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with any accounting rules; or (ii) prevent Buyer from making any public disclosure which Buyer believes in good faith is required by law or by the terms of any listing agreement with or requirements of a securities exchange. Notwithstanding the foregoing, promptly following the Closing, Buyer (or one of its Affiliates) shall be entitled to issue a press release or other public announcement regarding the consummation of the transactions contemplated hereby, which press release, without the consent of Seller, will not refer to the identity of Seller.

         15.2 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received (a) when delivered, if delivered personally by a commercial messenger delivery service with verification of delivery, (b) four (4) calendar days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, (c) one (1) Business Day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service, (d) on the date of delivery if delivered by facsimile and electronically confirmed before 5:00 p.m. (local time) on any Business Day, or
(e) on the next business day if delivered by facsimile and electronically confirmed either after 5:00 p.m. (local time) or on a non-Business Day, in each case addressed as follows:

         If to Seller or Bixon:

                  c/o Harvey Bixon
                  60 Buttonwood Path
                  Hamden, Connecticut 06518
                  Attention: Harvey Bixon

         with a copy to:

                  Mark I. Harrison, P.C.
                  3 Research Drive
                  Woodbridge, CT 06525
                  Attention: Mark Harrison
                  Phone: (203) 397-3313
                  Fax: (203) 387-8961

         If to Buyer or Parent:

                  c/o Metal Management Northeast, Inc.
                  Foot of Hawkins Street
                  Newark, NJ 07105
                  Attention: President
                  Phone:     (973) 344-4570
                  Fax:       (973) 344-0155

         with a copy to:

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

                  Mayer, Brown, Rowe & Maw LLP
                  190 South LaSalle Street
                  Chicago, Illinois 60603
                  Attention: David A. Carpenter
                  Phone:     (312) 782-0600
                  Fax:       (312) 701-7711

or to such other address or addresses as may hereafter be specified by notice given by any of the above to the others.

         15.3 Successors and Assigns. The rights of any party under this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of each of the other parties, except that the rights of Buyer hereunder may be assigned prior to the Closing, without the consent of Seller, to any of its Affiliates.

         15.4 Entire Agreement; Amendments. This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

         15.5 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         15.6 Expenses. Except as otherwise set forth in this Agreement, each party hereto shall pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

         15.7 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

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

         15.8 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the parties hereto.

         15.9 Further Assurances. On the Closing Date, Seller shall: (i) deliver to Buyer such other bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form reasonably satisfactory to Buyer and its counsel, as Buyer may reasonably request or as may be otherwise reasonably necessary to vest in Buyer all the right, title and interest of Seller in, to or under any or all of the Purchased Assets; and (ii) take all steps as may be reasonably necessary to put Buyer in actual possession and control of all the Purchased Assets. From time to time following the Closing, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Purchased Assets.

         15.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Connecticut.

         15.11 Jurisdiction of Disputes; Waiver of Jury Trial. In the event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement, any Related Agreement or any matters described or contemplated herein or therein, with respect to any of the matters described or contemplated herein or therein, the parties to this Agreement hereby (a) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or other legal action in a court of competent jurisdiction located within the Connecticut, whether a state or federal court; (b) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to personal jurisdiction in any such court described in clause (a) and to service of process upon them in accordance with the rules and statutes governing service of process (it being understood that nothing in this Section 15.11 shall be deemed to prevent any party from seeking to remove any action to a federal court in Connecticut; (c) agree to waive to the fullest extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum; (d) agree to service of process in any legal proceeding by mailing of copies thereof to such party at its address set forth in Section 15.2 for communications to such party; (e) agree that any service made as provided herein shall be effective and binding service in every respect; and (f) agree that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by Law. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

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

         15.12 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective Affiliates and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         15.13 Parent Guarantee. Parent does hereby irrevocably and unconditionally guarantee the performance by Buyer of each and every obligation of Buyer under this Agreement, including the obligation to make all payments which become due from Buyer hereunder. In addition, Parent shall be responsible for the accuracy of each and every representation and warranty made by Buyer under this Agreement. The guaranty set forth in this Section 15.13 shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force until all guaranteed obligations are performed in full. Notwithstanding the foregoing, Parent shall be entitled to assert any defenses to payment or performance that would be available to Buyer in any action commenced by Seller to enforce the foregoing guaranty.

                                    * * * * *

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                    METAL MANAGEMENT NEW HAVEN, INC.

                                    By: ____________________________
                                    Name: Alan D. Ratner
                                    Title: President

                                    METAL MANAGEMENT NORTHEAST, INC.

                                    By: ____________________________
                                    Name: Alan D. Ratner
                                    Title: President

                                    H. BIXON & SONS, INC.

                                    By: ____________________________
                                    Name: __________________________
                                    Title: _________________________

                                    _________________________________
                                                Harvey Bixon

                                       S-1